Exhibit 10.2

AKUMIN INC.

AMENDED AND RESTATED
STOCK OPTION PLAN
Adopted as of
April 18, 2023

AKUMIN INC.
AMENDED AND RESTATED STOCK OPTION PLAN
The purpose of this Amended and Restated Stock Option Plan (the “Plan”) is to advance the interests of Akumin Inc. (the “Company”) by:
(i)providing Eligible Persons (as defined herein) with additional incentives;
(ii)encouraging share ownership by Eligible Persons;
(iii)increasing the proprietary interest of Eligible Persons in the success of the Company;
(iv)encouraging Eligible Persons to remain with the Company or its Affiliates (as defined herein); and
(v)attracting new employees, executive officers, directors and Consultants (as defined herein) to the Company or its Affiliates.
Any awards that were granted prior to the approval by the Company’s shareholders of this plan restatement shall not in any way be amended or other impacted by the terms of set forth below, and instead shall be governed by the terms of the Plan in effect prior to such approval.
Article 1
GENERAL PROVISIONS
Section 1.1Interpretation
(1)For the purposes of this Plan, the following terms will have the following meaning unless otherwise defined elsewhere in this Plan:
(a)“Affiliate” means a related entity of the Company within the meaning of National Instrument 45-106 – Prospectus Exemptions, as amended or replaced from time to time, SEC Rule 405 (§230.405) and the Company’s Form S-8 Registration Statement as in effect from time to time;
(b)“Board” means the board of directors of the Company or, as applicable, such committee of the board of directors of the Company to which the board of directors may choose to delegate authority to administer the Plan or such persons subject to such terms and conditions as are permitted in accordance with Delaware corporate law;
(c)“Cause” means (i) if the Participant has a written employment agreement with the Company or an Affiliate in which “cause” is defined, “cause” as defined therein; or otherwise (ii) (A) the inability of the Participant to perform his duties due to a legal impediment such as an injunction, restraining order or other type of judicial judgment, decree or order entered against the Participant; (B) excessive absenteeism, flagrant neglect of duties, serious misconduct, or conviction of fraud; and (C) any other act or omission of the Participant which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee;
(d)“Change of Control” means:
(i)a reorganization, amalgamation, merger or other business combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Company and any one or more of its Affiliates, with respect to which all or substantially all of the persons who were the beneficial owners of the Shares and other securities of the Company immediately prior to such reorganization, amalgamation, merger, business combination or plan of arrangement do not, following the completion of such reorganization, amalgamation, merger, business combination or plan of arrangement, beneficially own, directly or indirectly, more than fifty percent (50%) of the resulting voting rights (on a fully-diluted basis) of the Company or its successor;
(ii)the sale to a person other than an Affiliate of the Company of all or substantially all of the Company’s assets; or
(iii)a change in the composition of the Board, which occurs at a single meeting of the shareholders of the Company or upon the execution of a shareholders’ resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change;
(e)“Consultant” means a person or company, other than an employee, executive officer or director of the Company or an Affiliate, that: (i) is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution, (ii) provides the services under a written contract with the Company or an Affiliate, and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate, and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner; provided however, a person or company shall not be treated as a Consultant if ineligible to receive a grant under the Company’s Form S-8 Registration Statement covering the issuance of shares under the Plan as in effect at the time immediately prior to payment of the Exercise Price;
(f)“Company” means Akumin Inc. or any successor thereof;
(g)“Date of Grant” means the date on which a particular Stock Option is granted to an Eligible Person under the Plan as evidenced by written resolutions; provided, however, that with respect to a Participant who is subject to US income tax, the Date of Grant shall be determined under Treasury Regulation Section 1.409A-1(b)(5)(vi)(B);
(h)“Disability” means the inability of a Participant to perform the duties associated with his or her position for 270 consecutive days as a result of his or her incapacity due to physical or mental illness;
(i)“Eligible Person” means, subject to all applicable laws, any employee, executive officer, director or Consultant of (i) the Company or (ii) any Affiliate of the Company (and includes any such person who is on a leave of absence authorized by the Board or the board of directors of any Affiliate), and also includes any Permitted Assign of any such person;
(j)“Exercise Period” means the period from the Vesting Date to the Expiry Date, both inclusive, during which a particular Stock Option may be exercised;
(k)“Exercise Price” means, with respect to a Stock Option:
(i)if, on the Date of Grant, the Shares are not listed on a Stock Exchange, such amount as the Board may determine as being the fair market value of the Shares as at that date; and

(ii)if, on the Date of Grant, the Shares are listed on a Stock Exchange, the volume weighted average trading price of the Shares on such Stock Exchange for the five (5) trading days immediately preceding the day on which the Stock Option is granted, or such greater amount as the Board may determine; provided, however, that the Exercise Price of a Stock Option shall not be less than the minimum Exercise Price required by either the applicable rules of the Stock Exchange and, with respect to a Participant who is subject to U.S. income tax, the stock rights exemption under Treasury Regulation 1.409A-1(b)(5);
(l)“Expiry Date” means the date after which a particular Stock Option can no longer be exercised, subject to amendment in accordance with the terms hereof;
(m)“Governmental Entity” means any applicable (a) multinational, federal, provincial, state, municipal, local or other governmental or public department, commission, board, bureau or agency, (b) any subdivision or authority of any of the foregoing, or (c) any quasi-governmental body exercising (with proper jurisdiction) any regulatory or taxing authority under or in respect of any of the above;
(n)“holding entity” means a holding entity within the meaning of National Instrument 45-106 – Prospectus Exemptions, as amended or replaced from time to time;
(o)“insider” means:
(i)a director or officer of the Company,
(ii)a director or officer of a person or company that is itself an insider or subsidiary of the Company, or
(iii)a person or company that has,
(A)beneficial ownership of, or control or direction over, directly or indirectly, securities of the Company carrying more than 10 per cent of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person or company as underwriter in the course of a distribution, or
(B)a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of the Company carrying more than 10 per cent of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person or company as underwriter in the course of a distribution;
(p)“Involuntary Termination” means
(i)in respect of any employee or executive officer of the Company or any of its Affiliates:
(A)any express or implied termination by the Company or any of its Affiliates of such employee or executive officer’s employment which is not due to the termination of his or her employment for cause or on account of death or Disability;

(B)the assignment of duties to such employee or executive officer that are materially and negatively inconsistent with his or her position, duties, responsibilities and status immediately prior to such assignment;
(C)any material reduction of such employee’s or executive officer’s total compensation including base salary and incentive compensation package, vacation entitlement or employee benefits; or
(D)any change in excess of 100 kilometres in the location at which the employee or executive officer predominantly performs his or her duties without his or her consent, except for required travel on business to an extent substantially consistent with his or her business obligations; and
(ii)in respect of any director who is not an employee or executive officer of the Company or any of its Affiliates, such director ceasing to be a director for any reason other than as a result of voluntary resignation, death or Disability, including, for greater certainty, ceasing to be a director as a result of resignation following a request therefor or following a material reduction in the director’s compensation, removal or failure to be elected or appointed.
(q)“Notice of Grant” means a notice of grant in substantially the form attached hereto as Schedule “A”;
(r)“Participant” means an Eligible Person to whom a Stock Option has been granted;
(s)“Permitted Assign” means, with respect to an employee, executive officer, director or Consultant of the Company or an Affiliate, any of the following persons to the extent permitted under the Company’s Form S-8 Registration Statement covering the issuance of shares under the Plan as in effect at the time of the proposed assignment:
(i)a trustee, custodian or administrator acting on behalf of, or for the benefit of the person;
(ii)a holding entity of the person;
(iii)an RRSP or RRIF of the person;
(iv)a spouse of the person;
(v)a trustee, custodian or administrator acting on behalf of, or for the benefit of the spouse of the person;
(vi)a holding entity of the spouse of the person; or
(vii)an RRSP or a RRIF of the spouse of the person.
(t)“Plan” means this Amended and Restated Stock Option Plan;
(u)“Reserved for Issuance” means Shares which may be issued upon the exercise of Stock Options;

(v)“RRIF” means a registered retirement income fund as defined in the Income Tax Act (Canada);
(w)“RRSP” means a registered retirement savings plan as defined in the Income Tax Act (Canada);
(x)“Shares” means common shares in the capital of the Company, or any other shares of the Company as the Board may from time to time determine, and includes any shares of the Company into which such shares may be changed, classified, reclassified, subdivided, consolidated or converted from time to time;
(y)“Stock Option” means an option to purchase Shares from treasury granted hereunder to a Participant;
(z)“Stock Exchange” means the National Association of Securities Dealers Automated Quotations (Nasdaq) or such other stock exchange or quotation system on which the Shares are listed or quoted from time to time;
(aa)“Substitution Event” means (i) a Change of Control, or (ii) a merger, amalgamation, arrangement, business combination or other transaction pursuant to which the Shares of the Company are converted into, or exchanged for, other property, whether in the form of securities of another corporation, cash or otherwise;
(ab)“Termination Date” means the date on which a Participant ceases to be an Eligible Person;
(ac)“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title, beneficial ownership or the risk of economic exposure passes from one person to another, or to the same person in a different capacity, whether or not voluntary or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; and
(ad)“Vesting Date” means the date or dates determined in accordance with Section 2.3 on and after which a particular Stock Option, or any part thereof, may be exercised, subject to amendment or acceleration from time to time in accordance with the terms hereof.
(2)In this Plan words importing the singular number include the plural and vice versa and words importing the masculine gender includes the feminine.
(3)Except as otherwise specifically provided to the contrary below, this Plan is to be governed by and interpreted in accordance with the laws of the State of Delaware.
Section 1.2Administration
(a)The Board, or such committee of the Board to which the Board may choose to delegate such authority, will administer this Plan. In the event of such delegation, all references to the term “Board” will be deemed to include references to such committee.
(b)Subject to the limitations of this Plan, the Board has the authority: (i) to grant Options to purchase Shares to Eligible Persons; (ii) to determine the terms, including the limitations, restrictions, vesting period and conditions, if any, upon such grants; (iii) to interpret this Plan and to adopt, amend and rescind such administrative guidelines and other rules relating to this Plan as it may from time to time deem advisable, subject to required prior approval by any applicable

Stock Exchange or Governmental Entity; and (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable. The Board’s guidelines, rules, interpretations and determinations will be conclusive and binding upon the Company and all Participants and Eligible Persons. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith, and the Company shall indemnify and save harmless each member of the Board with respect to any such action or determination provided that it was made or taken in good faith.
Section 1.3Shares Reserved
(a)The maximum number of Shares Reserved for Issuance under the Plan (and under any other share compensation arrangements of the Company) shall be equal to 10% of the number of shares in the capital of the Company that are outstanding from time to time. For greater certainty, any increase in the issued and outstanding Shares will result in an increase in the available number of the Shares issuable under the Plan, and any exercise of options will make new grants available under the Plan.
(b)In addition to the foregoing,
(i)the number of Shares issuable to insiders, at any time, under all security based compensation arrangements of the Company, cannot exceed 10% of the number of Shares in the capital of the Company that are outstanding from time to time; and
(ii)the number of Shares issued to insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the number of Shares in the capital of the Company that are outstanding from time to time.
Article 2
SHARE OPTION PLAN
Section 2.1Application
Grants of Stock Options to Eligible Persons shall be governed by this Article 2.
Section 2.2Grants
The Board may from time to time in its sole discretion determine those Eligible Persons, if any, to whom Stock Options are to be granted, the terms of any such grant and the number of Shares in respect of which each Stock Option may be exercised. The award of a Stock Option to an Eligible Person at any time shall neither entitle such Eligible Person to receive nor preclude such Eligible Person from receiving a subsequent Stock Option.
Section 2.3Expiry Date; Vesting of Options
(a)Subject to Section 2.5 and any applicable rules of the Stock Exchange, and unless otherwise fixed by the Board at the time the particular Stock Option is granted and set forth in the Notice of Grant, the Expiry Date of a Stock Option will be the seventh (7th) anniversary of the Date of Grant.
(b)Unless otherwise fixed by the Board at the time the particular Stock Option is granted and set forth in the Notice of Grant, or unless otherwise determined by the Board in its sole discretion at or any time following the date that a particular

Stock Option is granted, and subject to Section 2.5, Stock Options will vest over a three (3) year period and may be exercised in whole or in part at any time from time to time as follows:

PERIOD	NUMBER OF STOCK OPTIONS VESTED
On or after the first anniversary of Date of Grant	34%
On or after the second anniversary of Date of Grant	33%
On or after the third anniversary of Date of Grant	33%

Section 2.4Exercise Price
The exercise price for the Shares underlying a Stock Option will be not less than the Exercise Price.
Section 2.5Termination, Retirement, Death, Departure
Any Stock Option or part thereof not exercised within the Exercise Period will terminate and become null, void and of no effect as of the day immediately following the Expiry Date determined under Section 2.3(a) hereof, unless the Expiry Date is determined to be an earlier date as follows:
(a)Death – The Expiry Date of a Stock Option held by a Participant that had vested immediately prior to his or her death will be the earlier of the expiry date shown on the relevant Notice of Grant and the date that is one hundred and eighty (180) days after the date of his or her death. Stock Options that are outstanding but unvested immediately prior to a Participant’s death will immediately terminate and become null, void and of no effect upon the death of the Participant. If a Participant dies, the legal representatives of the Participant may exercise such of the Participant’s Stock Options that, by their terms, were exercisable on the date of death, prior to the Expiry Date.
(b)Disability – In the event of the Disability of a Participant, the Board may in its discretion determine that such Participant shall no longer be an Eligible Person. In the event a Participant ceases to be an Eligible Person as a result of Disability, then the Expiry Date of a Stock Option that had vested on the date such Participant ceases to be an Eligible Person will be the earlier of the expiry date shown on the relevant Notice of Grant and the date one hundred and eighty (180) days following the date such Participant ceases to be an Eligible Person. Stock Options that are outstanding but unvested on the date such Participant ceases to be an Eligible Person will immediately terminate and become null, void and of no effect.
(c)Retirement – In the event a Participant ceases to be an Eligible Person as a result of his or her retirement in accordance with the Company’s then applicable retirement policy or a determination of the Board, the Expiry Date of a Stock Option that had vested on the date such Participant ceases to be an Eligible Person will be the earlier of the Expiry Date shown on the relevant Notice of Grant and the date one hundred and eighty (180) days following the date such Participant ceases to be an Eligible Person. The Stock Options that are outstanding but unvested on the date such Participant ceases to be an Eligible Person will immediately terminate and become null, void and of no effect.
(d)Termination for Cause – If the employment of a Participant is terminated for cause, all vested and unvested Stock Options held by such Participant will immediately terminate and become null, void and of no effect on the date on which the Company, or any of its Affiliates, gives a notice of termination for cause to such Participant. For purposes of the Plan, a Participant’s employment shall conclusively be deemed to have been terminated for cause on the date that such Participant received notice of termination (and for greater certainty shall not include any notice period required by any applicable statute or common law).
(e)Voluntary Resignation or Termination without Cause – In the event a Participant ceases to be an Eligible Person as a result of his or her voluntary resignation or termination without cause from any position or employment with the Company or its Affiliates (other than his or her retirement), then the Expiry Date of a Stock Option that had vested on the date such Participant ceases to be an Eligible Person will be the earlier of the Expiry Date shown on the relevant Notice of Grant and the date thirty (30) days following the date such Participant ceases to be an Eligible Person. The Stock Options that are outstanding but unvested on the date such Participant ceases to be an Eligible Person will, subject to Section 5.1, immediately terminate and become null, void and of no effect. For purposes of the Plan, a Participant’s employment shall conclusively be deemed to have ceased on the date that such Participant ceases to be actually and actively employed by the Company or its Affiliates (and for greater certainty shall not include any notice period required by any applicable statute or common law).
(f)Ceasing to be a Director – In the event that a Participant who is a director of the Company (and not an employee or executive officer of the Company or any of its Affiliates) ceases to be a director, then the Expiry Date of a Stock Option that had vested on the date such Participant ceases to be a director will be the earlier of the Expiry Date shown on the relevant Notice of Grant and the date that is one hundred and eighty (180) days following the date such Participant ceases to be an Eligible Person. The Stock Options that are outstanding but unvested on the date such Participant ceases to be a director will, subject to Section 5.1, immediately terminate and become null, void and of no effect.
(g)Discretion of Board – Notwithstanding Section 2.5(a), (b), (c), (d), (e) or (f) above, but subject to applicable laws, rules and regulations of any applicable Stock Exchange or Governmental Entity, the Board may, in its sole discretion, extend the Expiry Date of any Stock Options in whole or in part, but in no event later than the earlier of ten years after the Date of Grant or the maximum term permitted in Section 2.3(a) above.
Section 2.6Notice of Grant
Each Stock Option must be confirmed, and will be governed, by a Notice of Grant signed by the Company and the Participant.
Section 2.7Payment of Exercise Price; Exercise of Stock Options
(a)Stock Options may only be exercised by the Participant or his or her legal representative. Participants may exercise their Stock Options, subject to the restrictions set out below, to acquire Shares by delivering to the Company a notice of option exercise (the “Exercise Notice”), substantially in the form attached hereto as Schedule “B”, together with a bank draft or certified cheque in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of Stock Options or pursuant to any cashless exercise program in effect from time to time (if applicable).
(b)Notwithstanding Section 2.7(a) hereof, but subject to any adjustments contemplated by Section 5.2, Stock Options may not be exercised unless the aggregate purchase price of the Shares acquired on exercise of such Stock Options is greater than or equal to CDN$1,000.

(c)Subject to any provisions of the Plan to the contrary, including Section 5.8 below, as soon as practicable following the receipt of the Exercise Notice and a bank draft or certified cheque in accordance with Section 2.7(a), the Company will deliver to the Participant a certificate for the Shares so purchased.
(d)Subject to Section 5.8 below, the issuance of Shares by the Company to a Participant pursuant to the exercise of any Stock Option is subject to compliance with all applicable laws, rules and regulations of all Governmental Entities applicable to the issuance and distribution of such Shares and to the requirements of any Stock Exchange on which the Shares may be listed or quoted, including any requirements with respect to the legending of certificates representing the Shares issued pursuant to the exercise of any Stock Option. The Participant agrees: (i) to comply with all such laws, rules, regulations and requirements, (ii) to furnish to the Company any information, report and/or undertakings required to comply with all such laws, rules, regulations and requirements, and (iii) to fully cooperate with the Company in complying with such laws, rules, regulations and requirements.
(e)Any Stock Option granted under the Plan shall be subject to the provision that the Company shall require the Participant to reimburse the Company for any amounts required to be paid by the Company to any taxing or other Governmental Entity on behalf of the Participant or on its own behalf in respect of the grant of the Options hereunder or the issuance or disposition of the Shares including, without limitation, excise, employment, income or withholding taxes. In lieu thereof, the grant of the Stock Options and the issuance of the Shares upon the exercise thereof by the Participant is conditional upon the Company's reservation, in its discretion, of the right to withhold, consistent with any applicable law, from any compensation or other amounts payable to the Participant, any amounts required to be paid by the Company to any taxing or other Governmental Entity on behalf of the Participant or its own behalf under any federal, provincial, state or local law as a result of the grant or exercise of the Stock Option or the issuance or disposition of the Shares. To the extent that compensation or other amounts, if any, payable to the Participant are insufficient to pay any amounts required to be so paid by the Company, the Company may, in its sole discretion, require the Participant, as a condition to the exercise of the Stock Option, to pay in bank draft or by certified cheque to the Company an amount sufficient to cover such liability or otherwise make adequate provision for the Company's satisfaction of its obligations under federal, provincial, state and/or local law, including, without limitation, (i) the holding by the Company of the share certificate to which the Participant is entitled upon the exercise of the Option as security for the payment of such obligation, until cash sufficient to pay that liability has accumulated; (ii) to retain some or all of the Shares, having a fair market value at the date of the exercise of the Option which is equal to the amount of the Company's obligations set forth above; or (iii) to direct the Participant's selling broker to withhold from the proceeds realized from the sale of the Shares an amount which is equal to the Company's obligations set forth above and to pay such amount directly to the Company.
(f)In the event that a Participant receives Shares from the Company in satisfaction of a grant of Stock Options during a Company-imposed black-out period, the Participant shall not be entitled to sell or otherwise dispose of such Shares until such black-out period has expired. In the event that a Participant’s Stock Options are set to expire during a black-out period, such expiry date shall be automatically extended for ten (10) business days after the expiry of the black-out period following the date the relevant black-out period is lifted, terminated or removed, but not later than the earlier of ten years after the Date of Grant or the maximum term permitted in Section 2.3(a) above.

Section 2.8Amendment of Option Terms
(1)The Board may, subject to any necessary regulatory approval, at its discretion from time to time, amend the Plan and the terms and conditions of any Stock Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of complying with any changes in any relevant law, rule, regulation, regulatory requirement or requirement of the Stock Exchange, or for any other purpose which may be permitted by law, provided always that any such amendment will:
(a)not adversely alter or impair any Stock Option previously granted except as permitted by the terms of this Plan;
(b)be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Stock Exchange; and
(c)be subject to shareholder approval, where required by law, the requirements of the Stock Exchange or this Plan or any Governmental Entity.
(2)Subject to Section 2.8(1), the Board may from time to time, in its discretion and without the approval of shareholders or Participants, make changes to the Plan or any Stock Option that does not require the approval of Shareholders under Section 2.8(3) (if applicable), which may include but are not limited to:
(a)any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan;
(b)changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Stock Options;
(c)any amendment to the Plan respecting administration and eligibility for participation under the Plan; and
(d)an amendment of the Plan or a Stock Option as necessary to comply with applicable law or the requirements of the Stock Exchange or any other Governmental Entity or regulatory body having authority over the Company, the Plan, the Participants or the shareholders.
(3)Shareholder approval is required for the following amendments to the Plan:
(a)any increase in the maximum number of Shares that may be issuable from treasury pursuant to Stock Options granted under the Plan (as set out in Section 2.2), other than an adjustment pursuant to Section 5.2;
(b)extends the time for which a Stock Option expires beyond its original expiry date;
(c)is required to comply with Stock Exchange listing requirements; and
(d)any amendment to Section 2.8(2) and this Section 2.8(3).
Section 2.9Assignment of Stock Options
Stock Options (and any rights thereunder) are not assignable or Transferable. Any purported assignment or Transfer of Stock Options will not be recognized by the Company and will result in the immediate expiry and termination of any such Stock Options and any rights relating thereto.
Section 2.10Repricing
Without prior stockholder approval the Board may (a) reprice Stock Options (and where such repricing is a reduction in the Exercise Price of outstanding Options, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Article 3 of the Plan), pay cash in exchange for the surrender and cancellation of any, or all, outstanding Options.
Section 2.11Voting and Dividends
No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.
Section 2.12Alternative Share Compensation Arrangements
Notwithstanding any other provision of this Plan, the Board may, in its discretion, enter into alternative share compensation arrangements with non-resident directors of the Company if the Board determines that the tax consequences of granting Stock Options under this Plan to such non-resident directors are adverse to such non-resident directors as compared to the tax consequences of Stock Option grants to directors that are not non-residents. In such circumstances the Board may choose to structure an alternative share compensation arrangement that does not provide adverse tax consequences to such non-resident directors, but that is substantially economically equivalent, in the Board’s determination, to the grant of Stock Options under the Plan and is not otherwise materially prejudicial to the Company. For greater certainty, any Shares issued pursuant to any alternative share compensation arrangements under this Section 2.10 shall be considered to be Stock Options for the purposes of determining the number of Shares issuable pursuant to this Plan.
Article 3
ASSUMPTION OR SUBSTITUTION OF STOCK OPTIONS
Section 3.1Substitution
(a)In the event of a Substitution Event, any surviving or acquiring corporation must, unless Article 4 applies:
(i)assume any Stock Option outstanding under the Plan on substantially the same economic terms and conditions as the Plan; or
(ii)substitute or replace similar stock options (including an award to acquire the same consideration paid to the securityholders of the Company in the transaction effecting the Substitution Event) for those Stock Options outstanding under the Plan on substantially the same economic terms and conditions as the Plan.
(b)In the event any surviving or acquiring Company neglects or refuses (as determined by the Board, acting reasonably) to assume any Stock Options or to substitute or replace similar stock options for those outstanding Stock Options under the Plan in connection with a Substitution Event, then with respect to any Stock Options held by Participants, the vesting of such Stock Options (and, if applicable, the time during which such Stock Options may be exercised) will automatically and without further action by the Board or the Company be immediately accelerated so that such Stock Options will be fully vested. In addition, in such event, the Board may determine that outstanding Stock Options will terminate if not exercised (if applicable) at or prior to such Substitution Event.
(c)No fractional Shares or other security will be issued upon the exercise of any Stock Option and, accordingly, if as a result of a Substitution Event or otherwise, a Participant would become entitled to a fractional Share or other security, such Participant will have the right to acquire only the next lowest whole number of Shares or other security and no payment or other adjustment will be made with respect to the fractional interest so disregarded; provided, however, that a cash payment equal to the value of all fractional interests disregarded pursuant to this Section 3.1(c) shall be made to a Participant if the number of Stock Options so disregarded exceeds five percent (5%) of the total number of Stock Options exercised by such Participant.
(d)Notwithstanding any other provision of this Plan, in the event of a potential Substitution Event, the Board may, in its discretion: (i) terminate, conditionally or otherwise and on such terms as it sees fit, the Stock Options not exercised following successful completion of such Substitution Event; and (ii) accelerate, conditionally or otherwise and on such terms as it sees fit, the Vesting Date or otherwise modify the terms of the Stock Options to assist the Participants to obtain the advantage of holding Shares during the Substitution Event. If the Substitution Event referred to in this Article 3 is not completed during the time specified therein (as the same may be extended), the Stock Options which vested pursuant to this Article 3 must be returned by the Participant to the Company and will be reinstated as unvested Stock Options and the original terms applicable to such Stock Options will apply. If any of the Stock Options that vested pursuant to this Article 3 were exercised, such Shares must be returned to the Company for cancellation. The determination of the Board in respect of any such Substitution Event will for the purposes of this Plan be final, conclusive and binding.
Article 4
TAKE-OVER BIDS
Section 4.1Take-over Bids
(a)In the event of a “potential change of control following a take-over bid” (as defined herein), the Board may, in its discretion, conditionally or otherwise and on such terms as it sees fit, accelerate the Vesting Date of all of a Participant’s unvested Stock Options to a date prior to the expiry date of such bid or offer, such that all of a Participant’s Stock Options will immediately vest at such time and the Vesting Date in connection with such Stock Options will be adjusted accordingly. In such event, all Stock Options so vested will be exercisable, conditionally or otherwise, from such date until their respective Expiry Dates so as to permit the Participant to tender the Shares received upon such exercise pursuant to the bid or offer. For purposes of this Article 4, a “potential change of control following a take-over bid” will be deemed to occur upon a formal bid or tender offer for Shares being made as a result of which the offeror and its affiliates would, if successful, beneficially own, directly or indirectly, fifty percent (50%) or more of the Shares then outstanding.
(b)Notwithstanding any other provisions of this Plan, in the event of a potential change of control following a take-over bid, the Board will have the power, if determined appropriate (i) to terminate, conditionally or otherwise and on such terms as it sees fit, the Stock Options not exercised following successful completion of such event, and/or (ii) to modify the terms of the Stock Options, conditionally or otherwise and on such terms as it sees fit, in order to assist the Participants to tender their securities into the take-over bid, including for greater certainty permitting such Participants to exercise their Stock Options on a “cashless” basis. For greater certainty, in the event that the acquiring entity acquires one hundred percent (100%) of the outstanding Shares following the take-over bid, the Board will have the power, if determined appropriate, to terminate the Stock Options not exercised upon the expiry of the time period for tendering to the acquiring entity for purchase.
(c)If the take-over bid referred to in Section 4.1(a) is not completed within the time specified therein (as the same may be extended), the Stock Options that vested pursuant to Section 4.1(a) (if any) must be returned by the Participant to the Company and will be reinstated as unvested Stock Options and the original terms applicable to such Stock Options will apply. If any of the Stock Options that vested pursuant to this Section 4.1(a) (if any) were exercised, such Shares must be returned to the Company for cancellation. The determination of the Board with respect to any such event will for the purposes of this Plan be final, conclusive and binding.
Article 5
MISCELLANEOUS
Section 5.1Involuntary Termination
In the event of an Involuntary Termination of the Participant at any time within the ninety (90) day period prior to or the one hundred and eighty (180) day period following the date of completion of the transaction effecting a Substitution Event, all of the Participant’s unvested Stock Options will immediately vest, and the Vesting Date in connection with such Stock Options will be adjusted accordingly.
Section 5.2Capital Adjustments
If there is any change in the outstanding Shares by reason of a stock dividend or split, recapitalization, consolidation, combination or exchange of shares, reclassification, conversion or other fundamental corporate change, the Board will make, subject to any prior approval required of the Stock Exchange or other applicable Governmental Entities, if any, an appropriate substitution or adjustment to the Shares or other securities of the Company, including in (i) the number or kind of shares or other securities reserved for issuance pursuant to this Plan; and (ii) the exercise price of those unexercised Stock Options; provided, however, that no substitution or adjustment will obligate the Company to issue fractional Shares upon the exercise of a Stock Option.
Section 5.3Non-Exclusivity
Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Eligible Person or Participant, subject to any required Stock Exchange, regulatory or shareholder approval.
Section 5.4Termination
(a)The Board may amend, suspend or terminate this Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required regulatory or shareholder approval. Subject to Articles 3 and 4 hereof, no amendment, suspension or termination will alter or impair any Stock Options under the Plan, or any rights pursuant thereto, granted previously to any Participant without the consent of that Participant.
(b)If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules adopted by the Board and in force at the time of this

Plan, will continue in effect as long as any Stock Options under the Plan or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or Stock Options it would be entitled to make if the Plan were still in effect.
Section 5.5Compliance with Legislation
The Board may postpone or adjust the exercise of any Stock Option or the issue of any Shares pursuant to this Plan as the Board in its discretion may deem necessary in order to permit the Company to effect or maintain qualification of this Plan or the Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that the Shares and this Plan are exempt from such registration. The Company is not obligated by any provision of this Plan or any grant hereunder to sell or issue shares in violation of any applicable law. In addition, if the Shares are listed on a Stock Exchange, the Company will have no obligation to issue any Shares pursuant to this Plan unless the Shares have been duly listed, upon official notice of issuance, on the Stock Exchange on which the Shares are listed for trading.
Section 5.6Effective Date; Term
This restatement of the Plan will become effective upon its approval by the Board and the Company’s stockholders in accordance with applicable law. Unless earlier terminated as provided herein, this restatement of the Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. The restatement of the Plan shall only apply to Stock Options granted on or after the Effective Date.
Section 5.7Stockholder Approval
This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
Section 5.8Securities Law Compliance and other Regulatory Requirements
A Stock Option will not be effective unless it is granted in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares underlying the Stock Options may then be listed or quoted, as they are in effect on the Date of Grant of the Stock Option and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company will have no obligation to issue or deliver certificates for hares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the U.S. Securities and Exchange Commission or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.
Section 5.9Insider Trading Policy
Each Participant who receives a Stock Option will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Eligible Persons, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

Section 5.10All Awards Subject to Company Clawback or Recoupment Policy
All Stock Options, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law or Stock Exchange listing requirement during the term of a Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors. Consultants or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Stock Options and the recoupment of any gains realized with respect to Stock Options.
Section 5.11No Other Rights
Nothing herein contained and no grant of Stock Options pursuant to the Plan shall be deemed to give any Eligible Person the right to be retained as an Eligible Person or the right to be retained as an employee, executive officer, director or Consultant of the Company. For greater certainty, a period of notice, if any, or payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall not be considered as extending the period of employment for the purposes of the Plan. Stock Options are not Shares, and the grant of a Stock Option to an Eligible Person does not entitle such Eligible Person to any rights as a shareholder of the Company.
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SCHEDULE “A”
NOTICE OF GRANT OF STOCK OPTIONS
AKUMIN INC.

Telephone:
Facsimile:

[Date]
[Name & Address]
Dear [Name]:
This is to advise you that in recognition of your contribution to our business, you have been selected to participate in the Amended and Restated Stock Option Plan (the “Plan”) of Akumin Inc. (the “Company”). On                     you were granted a stock option to acquire ______ Shares of the Company at a price of $            per Share.
Your stock option is subject to the provisions of the Plan, a copy of which is attached to this notice. The stock option granted to you by the Company will be vested in accordance the Plan and as follows:

PERIOD	NUMBER OF STOCK OPTIONS VESTED
On or after the first anniversary of Date of Grant	34%
On or after the second anniversary of Date of Grant	33%
On or after the third anniversary of Date of Grant	33%
The Expiry Date of your stock options is ____________________.
By accepting this grant you represent and warrant to the Company that your participation in the Plan is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable.
The grant of options described above is strictly confidential and the information concerning the number or price of Shares granted under this option should not be disclosed to anyone.
Yours sincerely,

Riadh Zine
President and Chief Executive Officer

The undersigned acknowledges receipt of a copy of the Plan and acknowledges and agrees that the undersigned’s Stock Options are subject to and governed by the provisions of the Plan.
Dated this _____ day of __________, 20__.

A - 1

_____________________________
[Name]

A - 2

SCHEDULE “B”
NOTICE OF OPTION EXERCISE
AKUMIN INC.
AMENDED AND RESTATED STOCK OPTION PLAN
To:     President and Chief Executive Officer, Akumin Inc. (the “Company”)
Please be advised that in connection with stock options granted to me under the Company’s Amended and Restated Stock Option Plan pursuant to the Notice of Grant of Stock Options dated _____________ (the “Stock Options”), the undersigned hereby wishes to exercise his or her option to purchase _____________ Shares (the “Option Shares”) in the capital of the Company at a price of $___________ per Option Share, for a total payment of $_____________ (the “Exercise Payment”). I hereby agree to assist the Company in the filing of, and will file on a timely basis, all reports that I may be required to file under applicable securities laws. I understand that the fair market value assigned to my Stock Options for income tax purposes will be the closing price of the Shares of the Company on the Stock Exchange on the date of this exercise or as otherwise determined by the Company if the Shares are not then listed on a Stock Exchange. I further understand that this request to exercise my Stock Options is irrevocable.
Please find enclosed a bank draft or certified cheque in the amount of $____________________, representing the aggregate Exercise Payment payable to the Company in full payment for the Option Shares.
The Option Shares issued on the exercise of my Stock Options specified above are to be registered as follows:

(Print Registree’s Name)
(Address)

(Telephone Number)
(Facsimile Number)	(Optionee’s Signature)
(E-Mail Address)	(Date)

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